Exhibit 99.1

PRESS RELEASE

United Bancorp, Inc.    201 South 4th at Hickory Street, Martins Ferry, OH 43935

Contacts:	Scott A. Everson President and CEO (740) 633-0445, ext. 6154 ceo@unitedbancorp.com	Randall M. Greenwood Senior Vice President, CFO and Treasurer (740) 633-0445, ext. 6181 cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:    1:00 p.m. May 14, 2019

United Bancorp, Inc. Completes $20 Million Subordinated Debt Offering

Martins Ferry, Ohio — May 14, 2019 — United Bancorp, Inc. (NASDAQ: UBCP), the parent company of Unified Bank, announced today that it has completed the private placement of $20 million in fixed-to-floating rate subordinated notes due 2029 (the “Notes”). The Notes have been structured to qualify as Tier 2 capital under bank regulatory guidelines, and the proceeds from the sale of the Notes will be utilized to support regulatory capital ratios and for general corporate purposes, including growth initiatives at Unified Bank.

President and CEO, Scott A. Everson, stated, “We are pleased to announce the successful completion of our subordinated debt offering at terms that are favorable to our Company. The portion of this new capital that we downstream to our Bank is leverageable, Tier 1 capital, which will be integral to fueling the growth that we strategically envision for our organization. Through the issuance of these notes, we have cost-effectively increased our capital levels without diluting our current shareholders.”

The Notes will initially bear interest at 6.00% per annum, beginning May 15, 2019 through May 14, 2024, payable semi-annually in arrears. From May 15, 2024 through May 14, 2029, or up to an early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month LIBOR plus 362.5 basis points, payable quarterly in arrears. Beginning on May 15, 2024 through maturity, the Notes may be redeemed, at United Bancorp’s option, on any scheduled interest payment date. The Notes will mature on May 15, 2029.

Sandler O’Neill + Partners, L.P., served as the sole placement agent and was advised by Holland & Knight, LLP. United Bancorp, Inc. was advised by Shumaker, Loop & Kendrick, LLP.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security.

About United Bancorp, Inc.

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and has total assets of $621.0 million and total shareholder’s equity of $53.8 million as of March 31, 2019. Through its single bank charter, Unified Bank, the Company has nineteen banking offices that serve the Ohio Counties of Athens, Belmont, Carroll, Fairfield, Harrison, Jefferson and Tuscarawas. The Company also operates a Loan Production Office in Wheeling, WV. United Bancorp, Inc. trades on the NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.

Forward Looking Statements

Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or carry forward-looking statements, whether as a result of new information, future events or otherwise.

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